Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
We, Alexander Hardy and Brian R. Mueller, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that BioMarin Pharmaceutical Inc.’s Annual Report on Form 10-K for the period ended December 31, 2023, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of BioMarin Pharmaceutical Inc.

/s/ ALEXANDER HARDY
Alexander Hardy Chief Executive Officer
Date: February 26, 2024

/s/ BRIAN R. MUELLER
Brian R. Mueller Executive Vice President, Finance & Chief Financial Officer
Date: February 26, 2024
This certification accompanies the Annual Report on Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of BioMarin Pharmaceutical Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Annual Report on Form 10-K), irrespective of any general incorporation language contained in such filing.